EXHIBIT 16.1

August 16, 2019

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re; Commission File No. 333-174194

Dear Sirs/Madams:

We have read Item 4.01 of Graphene & Solar Technologies Limited’s Form 8-K dated August 14, 2019 and we agree with the statements made therein.

Yours truly,

/s/ Farber Hass Hurley LLP

Oxnard, California

Exhibit 16.1 – 1